Prudential Diversified Bond Fund, Inc.
February 23, 1995
Page 2




                    SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 Third Avenue
                          New York, New York 10022-9998
                                  (212)758-9500







                                        February 23, 1996


Prudential Diversified Bond Fund, Inc.
One Seaport Plaza  - 25th Floor
New York, New York   10292

Dear Sirs:

     Prudential Diversified Bond Fund, Inc. (the "Fund"), a Maryland corporation, is filing with the Securities and Exchange Commission (the "Commission") a Rule 24f-2 Notice (the "Rule 24f-2 Notice") containing the information contained in paragraph (b)(1) of Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Rule"). In its Registration Statement on Form N-1A, the Fund filed the declaration authorized by paragraph (a)(1) of the Rule to the effect that an indefinite number of shares of common stock of the Fund, par value $.001 per share (the "Shares"), were being registered by such Registration Statement. The effect of the Rule 24f-2 Notice, when accompanied by the filing fee, if any, payable as prescribed by paragraph (c) of the Rule and by this opinion, will be to make definite in number the number of Shares sold by the Fund during the fiscal year ended December 31, 1995 in reliance upon the Rule (the "Rule 24f-2 Shares").

     We have served as counsel to the Fund since its inception. We have, as counsel, participated in various proceedings relating to the Fund and the Rule 24f-2 Shares. We have examined a Certificate of Good Standing issued by the State Department of Assessments and Taxation of the State of Maryland dated February 21, 1996, and copies, either certified or otherwise proven to our satisfaction to be genuine, of the Fund's Articles of Incorporation and By-laws, as currently in effect, the minutes of meetings of its Board of Directors and other documents relating to the organization and operation of the Fund. We have also reviewed the form of the Rule 24f-2 Notice being filed by the Fund.

     The Fund has advised us that the Rule 24f-2 Shares were sold in the manner contemplated by the prospectus of the Fund current at the time of sale, and that the Rule 24f-2 Shares were sold in numbers within the limits prescribed by the Fund's Articles of Incorporation for consideration not less than the par value thereof, as required by Maryland law, and not less than the net asset value thereof, as required by the Investment Company Act of 1940, as amended.

     Based upon the foregoing, it is our opinion that:

          1. The Fund has been duly organized and is legally existing under the laws of the State of Maryland.

          2. The Fund is authorized by its Articles of Incorporation to issue two billion (2,000,000,000) Shares. Under Maryland law (i) the Board of Directors of the Fund may increase or decrease the number of Shares that the Fund has authority to issue, and (ii) Shares which were issued and which have subsequently been redeemed by the Fund are, by virtue of such redemption, restored to the status of authorized and unissued Shares.

          3. The Rule 24f-2 Shares were legally issued and are fully paid and non-assessable.

     We hereby consent to the filing of this Opinion with the Securities and Exchange Commission together with the Rule 24f-2 Notice of the Fund, and to the filing of this Opinion under the securities laws of any state.

     We are members of the Bar of the State of New York and do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States of America and the State of New York. We note that we are not licensed to practice law in the State of Maryland, and to the extent that any opinion herein involves the law of Maryland, such opinion should be understood to be based solely upon our review of the documents referred to above, the published statutes of the State of Maryland and, where applicable, published cases, rules or regulations of regulatory bodies of that State.


                    Very truly yours,


                    /s/ Shereff, Friedman, Hoffman & Goodman, LLP

                    Shereff, Friedman, Hoffman & Goodman, LLP

SFH&G:MKN:JLS:KLJ:jlk